Exhibit Index

Exhibit (d)(1)   Investment Mgmt Services Agmt for AXP Blue Chip Advantage Fund
Exhibit (d)(2)   Investment Mgmt Services Agmt for AXP Small Company Index Fund
Exhibit (i)      Opinion and Consent of Counsel
Exhibit (j)      Independent Auditors' Consent
Exhibit (p)(1)   Code of Ethics for Registrant
Exhibit (p)(2)   Code of Ethics for investment advisor and principal underwriter
Exhibit (p)(3)   Code of Ethics for subadvisor
Exhibit (q)(1)   Directors' Power of Attorney
Exhibit (q)(2)   Officers' Power of Attorney